Exhibit 99.1

Investor Contact
Stephen Pettibone
203-351-3500

One StarPoint Stamford, CT 06902 United States
Media Contact
KC Kavanagh
866-478-2777

STARWOOD REPORTS FOURTH QUARTER

2015 RESULTS

STAMFORD, Conn. (February 18, 2016) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported fourth quarter 2015 financial results.

Fourth Quarter 2015 Highlights

▪	Excluding special items, EPS from continuing operations was $0.89. Including special items, EPS from continuing operations was $0.98.
▪	Adjusted EBITDA was $318 million.
▪	Excluding special items, income from continuing operations was $151 million. Including special items, income from continuing operations was $166 million.
▪

Worldwide Systemwide REVPAR for Same-Store Hotels increased 2.8% in constant dollars (decreased 1.1% in actual dollars) compared to 2014.  Systemwide REVPAR for Same-Store Hotels in North America increased 4.7% in constant dollars (increased 3.3% in actual dollars).

▪	Management fees, franchise fees and other income decreased 2.0% compared to 2014. Core fees were flat compared to 2014.
▪	Earnings from Starwood’s vacation ownership and residential business decreased approximately $14 million compared to 2014.
▪	During the quarter, the Company signed 79 hotel management and franchise contracts, representing approximately 16,800 rooms and opened 37 hotels and resorts with approximately 9,600 rooms.
▪	During the quarter, the Company paid a quarterly dividend of $0.375 per share and repurchased 0.6 million shares at a total cost of $43 million and a weighted average price of $70.44 per share.
▪

On October 27, 2015, the Company entered into definitive agreements with Interval Leisure Group, Inc. (“ILG”) pursuant to which the Company’s vacation ownership business will be distributed on a pro rata basis to stockholders and immediately after will merge with a wholly-owned subsidiary of ILG, subject to customary closing conditions.

▪

On November 15, 2015, the Company entered into a definitive merger agreement with Marriott International, Inc. (“Marriott”), pursuant to which the Company agreed to be acquired by Marriott, subject to customary closing conditions, creating the world’s largest hotel company.

Full Year 2015 Highlights

▪	Excluding special items, EPS from continuing operations was $3.11. Including special items, EPS from continuing operations was $2.88.
▪	Adjusted EBITDA was $1.197 billion.
▪	Excluding special items, income from continuing operations was $529 million. Including special items, income from continuing operations was $489 million.
▪

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.1% in constant dollars (decreased 0.4% in actual dollars) compared to 2014.  Systemwide REVPAR for Same-Store Hotels in North America increased 5.4% in constant dollars (increased 4.1% in actual dollars).

▪	Management fees, franchise fees and other income decreased 0.9% compared to 2014. Core fees increased 0.6% compared to 2014.
▪	Earnings from Starwood’s vacation ownership and residential business decreased approximately $4 million compared to 2014.
▪	During the year, the Company signed 220 hotel management and franchise contracts, representing approximately 45,800 rooms, and opened 105 hotels and resorts with approximately 21,500 rooms.
▪	During the year, the Company returned approximately $626 million to stockholders through share repurchases and dividends.
▪	During the year, the Company received gross cash proceeds from asset sales of approximately $822 million.

Fourth Quarter 2015 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the fourth quarter of 2015 of $0.98 compared to $1.40 in the fourth quarter of 2014.  Excluding special items, EPS from continuing operations was $0.89 for the year ended quarter of 2015 compared to $0.97 in the fourth quarter of 2014.

Special items in the fourth quarter of 2015 consisted primarily of restructuring and other special charges of $37 million ($22 million after-tax) partially offset by a gain on a property insurance settlement of $36 million (before and after-tax).  Special items in the fourth quarter of 2014 totaled a benefit of $74 million (after-tax).  Excluding special items, the effective income tax rate in the fourth quarter of 2015 was 29.3% compared to 24.5% in the fourth quarter of 2014.

Income from continuing operations was $166 million in the fourth quarter of 2015, compared to $245 million in the fourth quarter of 2014.  Excluding special items, income from continuing operations was $151 million in the fourth quarter of 2015 compared to $171 million in the fourth quarter of 2014. The decline in income from continuing operations primarily reflects the impact of hotel sales in 2014 and 2015.

Net income was $166 million and $0.98 per share in the fourth quarter of 2015, compared to $234 million and $1.33 per share in the fourth quarter of 2014.

Thomas Mangas, Chief Executive Officer of the Company, said, “We had good momentum in our business through the year, with REVPAR index gains in each of our six global regions and a record-breaking year of growth where we signed more new deals and opened more hotels than in any single year in Starwood’s entire history, increasing our net rooms growth to 4.4%. As we prepare for the merger with Marriott, our priorities in 2016 will build on this success – accelerating our growth, developing our talent, innovating across our brands, and delighting our guests to grow our REVPAR faster than the competition and deliver superior returns to our owners. While 2015 was clearly a year of change for Starwood given our announced merger with Marriott, our strategy remains very much intact and on track.”

Year Ended December 31, 2015 Earnings Summary

Income from continuing operations was $489 million for the year ended December 31, 2015 compared to $643 million in 2014.  Excluding special items, income from continuing operations was $529 million for the year ended December 31, 2015 compared to $561 million in 2014.  The decline in income from continuing operations primarily reflects the impact of hotel sales in 2014 and 2015.

Net income was $489 million and $2.88 per share for the year ended December 31, 2015 compared to $633 million and $3.40 per share in 2014.

Adjusted EBITDA was $1.197 billion for the year ended December 31, 2015 compared to $1.238 billion in 2014.

Fourth Quarter 2015 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 2.8% in constant dollars (decreased 1.1% in actual dollars) compared to the fourth quarter of 2014.  International Systemwide REVPAR for Same-Store Hotels increased 0.6% in constant dollars (decreased 6.1% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	4.7%	3.3%
Latin America	(0.5)%	(0.5)%
Asia Pacific:
Greater China	(2.3)%	(5.3)%
Rest of Asia	5.6%	(4.8)%
Europe, Africa & Middle East:
Europe	2.4%	(9.9)%
Africa & Middle East	(2.9)%	(6.4)%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	4.9%	0.6%
W Hotels	0.0%	(2.5)%
Westin	5.2%	1.3%
Sheraton	1.6%	(2.3)%
Le Méridien	(0.9)%	(6.3)%
Four Points by Sheraton	3.4%	(1.0)%
Aloft	7.5%	5.2%

Worldwide Same-Store Company-Operated gross operating profit margins decreased approximately 15 basis points compared to 2014.  International gross operating profit margins for Same-Store Company-Operated properties decreased approximately 60 basis points.  North American Same-Store Company-Operated gross operating profit margins increased approximately 50 basis points.

Management fees, franchise fees and other income were $288 million, down $6 million, or 2.0% compared to the fourth quarter of 2014.  Core fees remained flat at $225 million.  Other management and franchise revenues decreased 12.7% or $8 million, primarily due to fees associated with the termination of certain management and franchise contracts in 2014.

Development

During the fourth quarter of 2015, the Company signed 79 hotel management and franchise contracts, representing approximately 16,800 rooms, of which 59 are new builds and 20 are conversions from other brands.  At December 31, 2015, the Company had approximately 530 hotels in the active pipeline representing approximately 116,000 rooms.

During the fourth quarter of 2015, 37 new hotels and resorts (representing approximately 9,600 rooms) entered the system, including the SLS Las Vegas, a Tribute Portfolio Resort (Nevada, 1,623 rooms), The St. Regis Macao, Cotai Central (Macau, 400 rooms), The Westin Denver International Airport (Colorado, 519 rooms), Sheraton Zhuhai Hotel (China, 544 rooms), and Aloft Louisville Downtown (Kentucky, 175 rooms). During the quarter, 11 properties (representing approximately 2,300 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 6.3% in constant dollars (increased 0.8% in actual dollars) when compared to 2014.  REVPAR at Starwood Same-Store Owned Hotels in North America increased 6.7% in constant dollars (increased 2.7% in actual dollars).  Internationally, Starwood Same-Store Owned Hotel REVPAR increased 5.8% in constant dollars (decreased 1.8% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 6.7% in constant dollars (increased 1.0% in actual dollars) while costs and expenses increased 4.6% in constant dollars (decreased 1.2% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 170 basis points compared to 2014.

Revenues at Starwood Same-Store Owned Hotels in North America increased 7.2% in constant dollars (increased 3.0% in actual dollars) while costs and expenses increased 5.6% in constant dollars (increased 1.6% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 110 basis points compared to 2014.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 6.1% in constant dollars (decreased 1.8% in actual dollars) while costs and expenses increased 3.2% in constant dollars (decreased 5.0% in actual dollars) when compared to 2014.  Margins at these hotels increased approximately 250 basis points compared to 2014.

Revenues at Owned Hotels, which were negatively impacted by asset sales in 2015, were $309 million, compared to $370 million in 2014.  Expenses at Owned Hotels were $237 million compared to $288 million in 2014.

Vacation Ownership and Residential

Vacation ownership and residential revenues for the three months ended December 31, 2015 decreased 7.6%, to $157 million, compared to the corresponding period in 2014 primarily due to the timing of deferred revenues.  Originated contract sales of vacation ownership intervals increased 26.3% for the three months ended December 31, 2015, compared to the corresponding period in 2014, primarily driven by the launch of the new Sheraton Flex product as well as sales at the Westin Nanea Ocean Villas. The number of contracts signed increased 10.1%, and the average price per vacation ownership unit sold increased 13.0% to approximately $15,800.

Selling, General, Administrative and Other

During the fourth quarter of 2015, selling, general, administrative and other expenses (“SG&A”) decreased 11.9% to $96 million compared to $109 million in 2014, primarily due to various cost savings initiatives.  For the full year 2015, SG&A decreased 3.5% to $388 million compared to $402 million in 2014.

Capital

Gross capital spending during the quarter included approximately $56 million of maintenance capital and $60 million of development capital.

Asset Sales

In 2015, the Company received gross cash proceeds from asset sales of approximately $822 million. On February 15, 2016, the Company completed the sale of the Hotel Imperial, A Luxury Collection Hotel, Vienna, for gross cash proceeds of approximately $79 million, subject to a long-term management agreement.

Restructuring and Other Special Charges

During the fourth quarter of 2015, the Company recorded a $3 million restructuring charge primarily related to the Company’s previously announced cost savings initiatives. The Company also recorded $34 million of other special charges primarily consisting of $10 million in costs associated with the planned ILG transaction as well as $17 million in costs associated with the Company’s review of strategic alternatives, which culminated in Marriott’s proposed acquisition of the Company.

Dividend

On November 5, 2015, the Company declared a regular quarterly dividend of $0.375 per share, which was paid on December 23, 2015 to stockholders of record as of December 9, 2015.  The total dividends paid in the fourth quarter of 2015 were approximately $63 million. For the full year 2015, the Company has paid approximately $255 million in total dividends.

Share Repurchase

In the fourth quarter of 2015, the Company repurchased 0.6 million shares at a total cost of approximately $43 million and a weighted average price of $70.44 per share.  As of December 31, 2015, approximately $458 million remained available under the Company’s share repurchase authorization.  For the full year 2015, the Company has repurchased 4.7 million shares at a total cost of $371 million and an average price of $78.39.

Balance Sheet

At December 31, 2015, the Company had gross debt of $2.2 billion, cash and cash equivalents of $1.1 billion (including $50 million of restricted cash) and net debt of $1.1 billion, compared to net debt of $1.7 billion as of December 31, 2014, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable.  Net debt at December 31, 2015, including $172 million of debt and $8 million of restricted cash associated with securitized vacation ownership notes receivable, was $1.3 billion.

ILG Transaction

On October 27, 2015, the Company entered into definitive agreements with ILG, pursuant to which the Company’s vacation ownership business will be distributed on a pro rata basis to its stockholders and immediately after will merge with a wholly-owned subsidiary of ILG. In addition, the Company will transfer five hotels to ILG. When the merger is completed, the Company’s stockholders will own approximately 55% of the outstanding shares of ILG on a fully-diluted basis and the existing stockholders of ILG will own approximately 45% of ILG on a fully-diluted basis. The transactions are expected to qualify as tax-free transactions to the Company’s stockholders and are subject to customary closing conditions, including regulatory and ILG stockholder approvals. The transactions will not require a vote of the Company’s stockholders and, assuming satisfaction of all required conditions, the parties expect the transactions to close in the second quarter of 2016.

Marriott Transaction

On November 15, 2015, the Company entered into a definitive merger agreement with Marriott, pursuant to which the Company agreed to be acquired by Marriott. At closing, the Company’s stockholders will receive 0.92 shares of Marriott common stock and $2.00 in cash for each share of the Company’s common stock. On a pro forma basis, the Company’s stockholders will own approximately 39% of the combined company’s common stock after the completion of the merger. The Company’s stockholders will separately receive consideration from the spin-off of the Company’s vacation ownership business and subsequent merger with ILG. Following the closing, Marriott’s Board of Directors will increase from 11 to 14 members with the expected addition of three members of the Company’s Board of Directors.

The transaction is subject to Marriott and the Company’s stockholder approvals, completion of the Company’s planned disposition of its vacation ownership business, regulatory approvals and the satisfaction of other customary closing conditions.  Assuming satisfaction of all required conditions, the parties expect the transaction to close in mid-2016.

Outlook

▪

The following outlook assumes the planned spin-off of the vacation ownership business and subsequent merger with ILG occurs on April 1, 2016.  Transaction costs related to the planned ILG and Marriott transactions are not included in full year SG&A guidance. In 2016, the Company expects to incur transaction costs of approximately $75 million related to the ILG and Marriott transactions.

For the full year 2016:

▪	Adjusted EBITDA is expected to be approximately $1.085 billion to $1.110 billion (based on the assumptions below).
▪	REVPAR at Same-Store Systemwide Hotels Worldwide is expected to be up 2% to 4% in constant dollars (approximately 150 basis points lower in actual dollars at current exchange rates).
▪	REVPAR at Same-Store Owned Hotels Worldwide is expected to be up 1% to 3% in constant dollars (approximately 150 basis points lower in actual dollars at current exchange rates).
▪	Margins at Same-Store Owned Hotels Worldwide are expected to increase 50 to 100 basis points.
▪	Core fees are expected to increase approximately 5.5% to 7.5%.
▪

Management fees, franchise fees and other income are expected to increase approximately 6% to 8%, including approximately $30 million related to nine months of license fees from the vacation ownership business following the expected ILG transaction, offset by an $8 million reduction to deferred gains resulting from gains from a previously sold hotel with a long term management contract being fully amortized.

▪

Earnings from the Company’s vacation ownership and residential business of approximately $40 million to $45 million, consisting of approximately $35 million of vacation ownership earnings in the first quarter of 2016 and approximately $5 million to $10 million of residential earnings.

▪	SG&A is expected to be flat to down 2%.
▪	Shifts in exchange rates since 2015 will negatively impact full year earnings by approximately $17 million if exchange rates stay at current levels.
▪

Owned earnings are negatively impacted by approximately $38 million due to asset sales completed in 2015, with additional negative impact of approximately $20 million expected due to lost earnings from the five hotels to be transferred to ILG in connection with the ILG transaction.

▪	Depreciation and amortization is expected to be approximately $280 million.
▪	Interest expense is expected to be approximately $120 million.
▪	Full year effective tax rate is expected to be approximately 32.5%, and cash taxes from operating earnings are expected to be approximately $175 million.
▪	EPS before special items is expected to be approximately $2.74 to $2.84 (based on the assumptions above).
▪

Cash flow from operations is expected to be approximately $800 million to $900 million (based on the assumptions above).  Cash flow from operations includes the expected investment in vacation ownership inventory of $55 million (for the first quarter of 2016 only).

▪

Full year capital expenditures (excluding vacation ownership inventory) are expected to be approximately $200 million for maintenance, renovation and technology.  In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $100 million.

For the three months ended March 31, 2016:

▪	Adjusted EBITDA is expected to be approximately $250 million to $260 million (based on the assumptions below).
▪	REVPAR at Same-Store Systemwide Hotels Worldwide is expected to be flat to up 2% in constant dollars (approximately 250 basis points lower in actual dollars at current exchange rates).
▪	REVPAR at Same-Store Owned Hotels Worldwide is expected to be up 2% to 4% in constant dollars (approximately 300 basis points lower in actual dollars at current exchange rates).
▪	Core fees are expected to increase approximately 2% to 4%.
▪	Management fees, franchise fees and other income are expected to increase approximately 5% to 7%.
▪	Owned earnings are negatively impacted by approximately $19 million due to asset sales completed in 2015.
▪	Earnings from the Company’s vacation ownership and residential business are expected to be approximately $35 million to $40 million.
▪	EPS is expected to be approximately $0.56 to $0.59 (based on the assumptions above).

Special Items

The Company’s special items included a pre-tax charge of $6 million ($15 million benefit after-tax) in the fourth quarter of 2015 compared to a pre-tax benefit of $23 million ($74 million after-tax) in the same period of 2014.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Twelve Months Ended
December 31,			December 31,
2015	2014		2015	2014
$151	$171	Income from continuing operations before special items	$529	$561
$0.89	$0.97	EPS before special items	$3.11	$3.02
		Special Items
(37)	1	Restructuring and other special (charges) credits, net (a)	(100)	4
31	22	Gain (loss) on asset dispositions and impairments, net (b)	(1)	(33)
—	—	Gain on sale of an unconsolidated joint venture hotel (c)	4	—
—	—	Loss on early extinguishment of debt (d)	—	(1)
(6)	23	Total special items – pre-tax	(97)	(30)
16	36	Income tax benefit for special items (e)	44	44
5	15	Income tax benefit - other non-recurring items (f)	13	68
15	74	Total special items – after-tax	(40)	82
$166	$245	Income from continuing operations	$489	$643
$0.98	$1.40	EPS including special items	$2.88	$3.46
a)

During the three months ended December 31, 2015, the net charge primarily relates to $17 million in costs associated with the Company’s review of strategic alternatives which culminated in the proposed Marriott transaction, $10 million in costs associated with the planned ILG transaction, $5 million in costs related to the departure of the Company’s Interim CEO, and $2 million in costs associated with the Company’s previously announced cost savings initiatives. During the year ended December 31, 2015, the net charge further includes $26 million in costs associated with the planned ILG transaction, $15 million in severance costs, $15 million in costs associated with the Company’s previously announced cost savings initiatives, a $6 million charge for technology-related costs and expenses that the Company no longer deems recoverable, partially offset by the reversal of an $8 million reserve as a result of the favorable resolution of a funding commitment associated with a vacation ownership project. During the year ended December 31, 2014, the net credit relates to a reversal of a reserve associated with a $3 million note receivable from a previous disposition.

b)

During the three months ended December 31, 2015, the net credit primarily relates to a $36 million property insurance settlement associated with a hotel damaged by a hurricane, partially offset by the impairment of an owned hotel of $3 million.  During the year ended December 31, 2015, the net charge further includes a charge relating to the impairment of an owned hotel of $31 million and a $15 million charge related to an obligation associated with a previous disposition, partially offset by a benefit of approximately $20 million associated with the sale of a minority partnership interest in a hotel.

During the three months ended December 31, 2014, the net gain relates to the acceleration of $31 million of deferred gains primarily related to hotels that were converted from management to franchise contracts, a $10 million gain on the sale of our interest in an unconsolidated joint venture hotel, partially offset by a loss of $17 million from the sale of four wholly-owned hotels. The year ended December 31, 2014 also includes a net loss of $39 million from the impairment of three hotels, an impairment charge of $7 million associated with a foreign unconsolidated joint venture, and a $9 million charge related to the termination of a leasehold interest in a hotel which is now franchised.

c)

During the year ended December 31, 2015, the net benefit relates to a gain recognized on the sale of a hotel by a joint venture in which the Company holds a minority interest.  This gain is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.

d)	During the year ended December 31, 2014, the net charge relates to the write-off of certain deferred financing costs associated with amending the Company’s revolving credit facility.
e)	During the three and twelve months ended December 31, 2015 and 2014, the amounts primarily relate to the tax benefit on the pre-tax special items.
f)

During the three months ended December 31, 2015, the net tax benefit is primarily due to the recognition of the excess tax over book basis difference in a foreign subsidiary.  During the year ended December 31, 2015, the net benefit further includes a favorable valuation allowance adjustment.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations.  The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the fourth quarter financial results at 1:00 p.m. Eastern Standard Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Thursday, February 18 and will run for one year. Alternatively, participants may dial into the live call at (866) 921-0636 with conference ID 6065537. Outside the U.S., participants may dial into the live call at (706) 758-8764. Please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Thursday, February 18 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 6065537. Outside the U.S., the call replay can be accessed at (404) 537-3406.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders.  All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests).  All references to net capital expenditures mean gross capital expenditures for timeshare and fractional inventory net of cost of sales.  EBITDA represents net income before interest expense, taxes, depreciation and amortization.  The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness.  EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance.  It also facilitates comparisons between the Company and its competitors.  The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits) and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.  The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process.  The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations.  EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP.  The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels.  All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters).  References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels.  References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels.  REVPAR is defined as revenue per available room.  ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues excluding the impact of the movement of foreign exchange rates.  The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates.  The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.  All references to earnings from vacation ownership and residential represents operating income before depreciation expense.  All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.  All references to core fees represent total management and franchise fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with nearly 1,300 properties in some 100 countries and approximately 188,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Tribute Portfolio™, Four Points® by Sheraton, Aloft®, and Element®, along with an expanded partnership with Design Hotels™. The Company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®). Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Cautionary Statement Regarding Forward Looking Statements

This communication includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (“SEC”) in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding Starwood’s and Marriot’s expectations, beliefs, hopes, intentions or strategies regarding the future. Among other things, these forward-looking statements may include statements regarding the proposed combination of Starwood and Marriott; our beliefs relating to value creation as a result of a potential combination with Marriott; the expected timetable for completing the transactions; benefits and synergies of the transactions; future opportunities for the combined company; and any other statements regarding Starwood’s and Marriott’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, our financial and business prospects, our capital requirements, our financing prospects, our relationships with associates and labor unions, our ability to consummate potential acquisitions or dispositions or the spin-off of our vacation ownership business and its subsequent merger with a wholly-owned subsidiary of ILG or realize the anticipated benefits of such transactions, and those disclosed as risks in other reports filed by us with the SEC, including those described in Part I of our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K as well as on Marriott’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K and those discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 (Reg. No. 333-208684) filed by Marriott with the SEC on December 22, 2015 and the amendments thereto. Other risks and uncertainties include the timing and likelihood of completion of the proposed transactions between Starwood and Marriott, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transactions that could reduce anticipated benefits or cause the parties to abandon the transactions; the possibility that Starwood’s stockholders may not approve the proposed transactions; the possibility that Marriott’s stockholders may not approve the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses of Starwood and Marriott will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed transactions do not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date on which they were made. Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

NO OFFER OR SOLICITATION

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION WITH MARRIOTT AND WHERE TO FIND IT

The proposed transaction involving Marriott and Starwood will be submitted to Starwood’s stockholders and Marriott’s stockholders for their consideration. In connection with the proposed transaction, Marriott has filed with the SEC on December 22, 2015 a registration statement on Form S-4 (Reg. No. 333-208684) that includes a joint proxy statement/prospectus for Starwood’s stockholders and Marriott’s stockholders. The registration statement, which has been amended in recent filings by Marriott, was declared effective by the SEC on February 17, 2016. Each of Starwood and Marriott will commence mailing the definitive joint proxy statement/prospectus to their respective stockholders on or about February 19, 2016, and Marriott may file other documents regarding the proposed transaction with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that Marriott or Starwood may file with the SEC in connection with the proposed transaction. SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The registration statement, the joint proxy statement/prospectus, the amendments thereto and other relevant materials and any other documents filed or furnished by Marriott or Starwood with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and the amendments thereto from Marriott by going to its investor relations page on its corporate web site at www.marriott.com and from Starwood by going to its investor relations page on its corporate web site at www.starwoodhotels.com.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION WITH ILG AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a wholly-owned subsidiary of ILG and Vistana Signature Experiences, Inc. (“Vistana”). In connection with the proposed merger, ILG has filed a registration statement on Form S-4, containing a proxy statement/prospectus with the SEC. STOCKHOLDERS OF ILG AND STARWOOD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about ILG, Starwood and Vistana, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by ILG will be made available free of charge on ILG’s investor relations website. Copies of documents filed with the SEC by Starwood will be made available free of charge on Starwood’s investor relations website.

PARTICIPANTS IN THE SOLICITATIONS

Marriott, Starwood, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction with Marriott. Information about Marriott’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 7, 2015 and information about Starwood’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 17, 2015.  These documents are available free of charge from the sources indicated above, and from Marriott by going to its investor relations page on its corporate web site at www.marriott.com and from Starwood by going to its investor relations page on its corporate web site at www.starwoodhotels.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is presented in the joint proxy statement/prospectus included in the registration statement on Form S-4 (Reg. No. 333-

208684) as amended by Marriott in a filing with the SEC on February 16, 2016 and declared effective by the SEC on February 17, 2016, and may be included in other relevant materials that Marriott and Starwood file with the SEC.

ILG and its directors and executive officers, and Starwood and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of ILG common stock in respect of ILG’s stock issuance in connection with the proposed merger of Vistana with a wholly owned subsidiary of ILG. Information about the directors and executive officers of ILG is set forth in the proxy statement for ILG’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2015. Information about the directors and executive officers of Starwood is set forth in the proxy statement for Starwood’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended				Year Ended
December 31,				December 31,
2015	2014	% Variance		2015	2014	% Variance
			Revenues
$309	$370	(16.5)	Owned, leased and consolidated joint venture hotels	$1,293	$1,541	(16.1)
157	170	(7.6)	Vacation ownership and residential sales and services	687	674	1.9
288	294	(2.0)	Management fees, franchise fees and other income	1,047	1,057	(0.9)
679	659	3.0	Other revenues from managed and franchised properties (a)	2,736	2,711	0.9
1,433	1,493	(4.0)		5,763	5,983	(3.7)
			Costs and Expenses
237	288	17.7	Owned, leased and consolidated joint venture hotels	1,005	1,211	17.0
124	123	(0.8)	Vacation ownership and residential	514	497	(3.4)
96	109	11.9	Selling, general, administrative and other	388	402	3.5
37	(1)	n/m	Restructuring and other special charges (credits), net	100	(4)	n/m
62	66	6.1	Depreciation	251	254	1.2
7	7	—	Amortization	29	29	—
679	659	(3.0)	Other expenses from managed and franchised properties (a)	2,736	2,711	(0.9)
1,242	1,251	0.7		5,023	5,100	1.5
191	242	(21.1)	Operating income	740	883	(16.2)
10	6	66.7	Equity earnings and gains from unconsolidated ventures, net	41	27	51.9
(24)	(21)	(14.3)	Interest expense, net of interest income of $2, $1, $5 and $3	(111)	(94)	(18.1)
—	—	—	Loss on early extinguishment of debt, net	—	(1)	100.0
31	22	40.9	Gain (loss) on asset dispositions and impairments, net	(1)	(33)	97.0
208	249	(16.5)	Income from continuing operations before taxes and noncontrolling interests	669	782	(14.5)
(42)	(4)	n/m	Income tax expense	(180)	(139)	(29.5)
166	245	(32.2)	Income from continuing operations	489	643	(24.0)
			Discontinued Operations:
—	(11)	100.0	Loss on dispositions, net of tax	—	(10)	100.0
$166	$234	(29.1)	Net income attributable to Starwood	$489	$633	(22.7)
			Earnings (Losses) Per Share – Basic
$0.99	$1.41	(29.8)	Continuing operations	$2.90	$3.49	(16.9)
—	(0.07)	100.0	Discontinued operations	—	(0.06)	100.0
$0.99	$1.34	(26.1)	Net income	$2.90	$3.43	(15.5)
			Earnings (Losses) Per Share – Diluted
$0.98	$1.40	(30.0)	Continuing operations	$2.88	$3.46	(16.8)
—	(0.07)	100.0	Discontinued operations	—	(0.06)	100.0
$0.98	$1.33	(26.3)	Net income	$2.88	$3.40	(15.3)
167	174		Weighted average number of shares	169	185
168	176		Weighted average number of shares assuming dilution	170	186

(a)

The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs.  These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	December 31,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$1,048	$935
Restricted cash	54	84
Accounts receivable, net of allowance for doubtful accounts of $78 and $63	690	661
Inventories	319	236
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $2 and $4	32	47
Deferred income taxes	—	199
Prepaid expenses and other	152	159
Total current assets	2,295	2,321
Investments	183	214
Plant, property and equipment, net	2,144	2,634
Goodwill and intangible assets, net	1,908	1,956
Deferred income taxes	747	596
Other assets (a)	850	711
Securitized vacation ownership notes receivable, net	141	227
Total assets	$8,268	$8,659
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$33	$297
Accounts payable	98	101
Current maturities of long-term securitized vacation ownership debt	48	73
Accrued expenses	1,354	1,307
Accrued salaries, wages and benefits	400	416
Accrued taxes and other	303	256
Total current liabilities	2,236	2,450
Long-term debt (b)	2,154	2,398
Long-term securitized vacation ownership debt	124	176
Deferred income taxes	34	38
Other liabilities	2,421	2,069
Total liabilities	6,969	7,131
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 168,754,605 and 172,694,299 shares outstanding at December 31, 2015 and December 31, 2014, respectively	2	2
Additional paid-in capital	115	47
Accumulated other comprehensive loss	(668)	(508)
Retained earnings	1,847	1,984
Total Starwood stockholders’ equity	1,296	1,525
Noncontrolling interests	3	3
Total equity	1,299	1,528
Total liabilities and equity	$8,268	$8,659
(a)	Includes restricted cash of $4 million and $3 million at December 31, 2015 and December 31, 2014, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $186 million and $200 million at December 31, 2015 and December 31, 2014, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended				Year Ended
December 31,				December 31,
2015	2014	% Variance		2015	2014	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$166	$234	(29.1)	Net income	$489	$633	(22.7)
29	28	3.6	Interest expense (a)	130	114	14.0
—	—	—	Loss on early extinguishment of debt, net	—	1	(100.0)
42	—	n/m	Income tax expense (b)	180	134	34.3
68	73	(6.8)	Depreciation (c)	271	280	(3.2)
7	8	(12.5)	Amortization (d)	30	32	(6.3)
312	343	(9.0)	EBITDA	1,100	1,194	(7.9)
(31)	(22)	(40.9)	(Gain) loss on asset dispositions and impairments, net	1	33	(97.0)
37	(1)	n/m	Restructuring and other special charges (credits), net	100	(4)	n/m
—	—	—	Gain on sale of a unconsolidated joint venture hotel (e)	(4)	—	n/m
—	15	(100.0)	Discontinued operations loss on dispositions (f)	—	15	(100.0)
$318	$335	(5.1)	Adjusted EBITDA	$1,197	$1,238	(3.3)

(a)

Includes $3 million and $6 million of Starwood’s share of interest expense from unconsolidated joint ventures for the three months ended December 31, 2015 and 2014, respectively, and $14 million and $17 million for the year ended December 31, 2015 and 2014, respectively.

(b)

Includes $0 million and $(4) million of tax expense (benefit) recorded in discontinued operations for the three months ended December 31, 2015 and 2014, respectively, and $0 million and $(5) million for the year ended December 31, 2015 and 2014, respectively.

(c)

Includes $6 million and $7 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for the three months ended December 31, 2015 and 2014, respectively, and $20 million and $26 million for the year ended December 31, 2015 and 2014, respectively.

(d)

Includes $0 million and $1 million of Starwood’s share of amortization expense from unconsolidated joint ventures for the three months ended December 31, 2015 and 2014, respectively, and $1 million and $3 million for the year ended December 31, 2015 and 2014, respectively.

(e)	The gain on sale is included in the equity earnings and gains from unconsolidated ventures, net line item in the statement of income.
(f)	Excludes the amount of income tax expense (benefit) included within (b) above.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended
	December 31, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$3	1.0
Impact of changes in foreign exchange rates	16	5.7
Revenue increase/(decrease) in constant dollars	$19	6.7
Expense
Expense increase/(decrease) (GAAP)	$(3)	(1.2)
Impact of changes in foreign exchange rates	13	5.8
Expense increase/(decrease) in constant dollars	$10	4.6

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended
	December 31, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$5	3.0
Impact of changes in foreign exchange rates	7	4.2
Revenue increase/(decrease) in constant dollars	$12	7.2
Expense
Expense increase/(decrease) (GAAP)	$2	1.6
Impact of changes in foreign exchange rates	5	4.0
Expense increase/(decrease) in constant dollars	$7	5.6

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended
	December 31, 2015
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(2)	(1.8)
Impact of changes in foreign exchange rates	9	7.9
Revenue increase/(decrease) in constant dollars	$7	6.1
Expense
Expense increase/(decrease) (GAAP)	$(5)	(5.0)
Impact of changes in foreign exchange rates	8	8.2
Expense increase/(decrease) in constant dollars	$3	3.2

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

	Low Case
Three Months Ended		Year Ended
March 31, 2016		December 31, 2016
$94	Net income	$462
32	Interest expense	120
46	Income tax expense	223
78	Depreciation and amortization	280
250	EBITDA	1,085
—	Loss on asset dispositions and impairments, net	—
—	Gain on sale of a unconsolidated joint venture hotel	—
—	Restructuring and other special charges, net	—
$250	Adjusted EBITDA	$1,085

Three Months Ended		Year Ended
March 31, 2016		December 31, 2016
$94	Income from continuing operations before special items	$462
$0.56	EPS before special items	$2.74
	Special Items
—	Restructuring and other special charges, net	—
—	Loss on asset dispositions and impairments, net	—
—	Gain on sale of a unconsolidated joint venture hotel	—
—	Total special items – pre-tax	—
—	Income tax benefit on special items	—
—	Income tax benefit – other non-recurring items	—
—	Total special items – after-tax	—
$94	Income from continuing operations	$462
$0.56	EPS including special items	$2.74

	High Case
Three Months Ended		Year Ended
March 31, 2016		December 31, 2016
$100	Net income	$479
32	Interest expense	120
50	Income tax expense	231
78	Depreciation and amortization	280
260	EBITDA	1,110
—	Loss on asset dispositions and impairments, net	—
—	Gain on sale of a unconsolidated joint venture hotel	—
—	Restructuring and other special charges, net	—
$260	Adjusted EBITDA	$1,110

Three Months Ended		Year Ended
March 31, 2016		December 31, 2016
$100	Income from continuing operations before special items	$479
$0.59	EPS before special items	$2.84
	Special Items
—	Restructuring and other special charges, net	—
—	Loss on asset dispositions and impairments, net	—
—	Gain on sale of a unconsolidated joint venture hotel	—
—	Total special items – pre-tax	—
—	Income tax benefit on special items	—
—	Income tax benefit – other non-recurring items	—
—	Total special items – after-tax	—
$100	Income from continuing operations	$479
$0.59	EPS including special items	$2.84

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2015	2014	% Variance	Same-Store Owned Hotels Worldwide	2015	2014	% Variance
			Revenue
$288	$285	1.0	Same-Store Owned Hotels (a)	$1,007	$998	0.9
—	63	(100.0)	Hotels Sold or Closed in 2015 and 2014	108	337	(68.0)
16	15	6.7	Hotels Without Comparable Results	159	179	(11.2)
5	7	(28.6)	Other ancillary hotel operations	19	27	(29.6)
$309	$370	(16.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,293	$1,541	(16.1)
			Costs and Expenses
$225	$228	1.2	Same-Store Owned Hotels (a)	$809	$813	0.5
—	44	100.0	Hotels Sold or Closed in 2015 and 2014	70	242	71.1
8	10	20.0	Hotels Without Comparable Results	110	131	16.0
4	6	33.3	Other ancillary hotel operations	16	25	36.0
$237	$288	17.7	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,005	$1,211	17.0

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2015	2014	% Variance	Same-Store Owned Hotels North America	2015	2014	% Variance
			Revenue
$170	$165	3.0	Same-Store Owned Hotels (a)	$560	$529	5.9
—	33	(100.0)	Hotels Sold or Closed in 2015 and 2014	75	145	(48.3)
—	—	—	Hotels Without Comparable Results	87	102	(14.7)
—	—	—	Other ancillary hotel operations	—	—	—
$170	$198	(14.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$722	$776	(7.0)
			Costs and Expenses
$135	$133	(1.6)	Same-Store Owned Hotels (a)	$461	$445	(3.6)
—	24	100.0	Hotels Sold or Closed in 2015 and 2014	45	109	58.7
1	1	—	Hotels Without Comparable Results	68	77	11.7
—	—	—	Other ancillary hotel operations	—	—	—
$136	$158	13.9	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$574	$631	9.0

Three Months Ended				Twelve Months Ended
December 31,				December 31,
2015	2014	% Variance	Same-Store Owned Hotels International	2015	2014	% Variance
			Revenue
$118	$120	(1.8)	Same-Store Owned Hotels (a)	$447	$469	(4.7)
—	30	(100.0)	Hotels Sold or Closed in 2015 and 2014	33	192	(82.8)
16	15	6.7	Hotels Without Comparable Results	72	77	(6.5)
5	7	(28.6)	Other ancillary hotel operations	19	27	(29.6)
$139	$172	(19.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$571	$765	(25.4)
			Costs and Expenses
$90	$95	5.0	Same-Store Owned Hotels (a)	$348	$368	5.5
—	20	100.0	Hotels Sold or Closed in 2015 and 2014	25	133	81.2
7	9	22.2	Hotels Without Comparable Results	42	54	22.2
4	6	33.3	Other ancillary hotel operations	16	25	36.0
$101	$130	22.3	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$431	$580	25.7

(a)

Same-Store Owned Hotel results exclude 10 hotels sold or closed and two hotels without comparable results for the three months ended December 31, 2015 and 13 hotels sold or closed, two leased hotels converted to managed or franchised hotels and four hotels without comparable results for the year ended December 31, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Three Months Ended December 31,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS
REVPAR ($)	117.29	118.58	-1.1%	127.21	123.09	3.3%	106.83	113.83	-6.1%
ADR ($)	171.30	176.08	-2.7%	179.78	176.68	1.8%	161.73	175.41	-7.8%
Occupancy (%)	68.5%	67.3%	1.2	70.8%	69.7%	1.1	66.1%	64.9%	1.2

SHERATON
REVPAR ($)	97.40	99.70	-2.3%	105.29	102.27	3.0%	89.40	97.09	-7.9%
ADR ($)	146.21	151.49	-3.5%	154.17	151.58	1.7%	137.71	151.40	-9.0%
Occupancy (%)	66.6%	65.8%	0.8	68.3%	67.5%	0.8	64.9%	64.1%	0.8

WESTIN
REVPAR ($)	133.91	132.13	1.3%	136.75	130.82	4.5%	128.64	134.56	-4.4%
ADR ($)	187.27	189.00	-0.9%	189.26	185.24	2.2%	183.46	196.14	-6.5%
Occupancy (%)	71.5%	69.9%	1.6	72.3%	70.6%	1.7	70.1%	68.6%	1.5

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	203.46	202.26	0.6%	300.58	284.03	5.8%	169.18	173.67	-2.6%
ADR ($)	307.12	313.66	-2.1%	419.25	403.66	3.9%	263.01	278.19	-5.5%
Occupancy (%)	66.2%	64.5%	1.7	71.7%	70.4%	1.3	64.3%	62.4%	1.9

LE MERIDIEN
REVPAR ($)	124.61	132.99	-6.3%	210.59	205.19	2.6%	108.69	119.65	-9.2%
ADR ($)	184.16	195.74	-5.9%	263.56	258.62	1.9%	166.21	181.74	-8.5%
Occupancy (%)	67.7%	67.9%	-0.2	79.9%	79.3%	0.6	65.4%	65.8%	-0.4

W
REVPAR ($)	232.38	238.39	-2.5%	239.13	239.86	-0.3%	220.50	235.79	-6.5%
ADR ($)	300.89	308.33	-2.4%	302.74	306.41	-1.2%	297.42	311.83	-4.6%
Occupancy (%)	77.2%	77.3%	-0.1	79.0%	78.3%	0.7	74.1%	75.6%	-1.5

FOUR POINTS
REVPAR ($)	72.28	73.03	-1.0%	78.22	77.47	1.0%	65.31	67.88	-3.8%
ADR ($)	107.77	112.27	-4.0%	113.84	114.99	-1.0%	100.27	108.86	-7.9%
Occupancy (%)	67.1%	65.0%	2.1	68.7%	67.4%	1.3	65.1%	62.4%	2.7

ALOFT
REVPAR ($)	79.60	75.67	5.2%	97.87	91.76	6.7%	48.95	48.76	0.4%
ADR ($)	115.11	113.14	1.7%	136.21	128.74	5.8%	75.76	81.91	-7.5%
Occupancy (%)	69.1%	66.9%	2.2	71.9%	71.3%	0.6	64.6%	59.5%	5.1

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Three Months Ended December 31,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	117.29	118.58	-1.1%	132.05	135.29	-2.4%
ADR ($)	171.30	176.08	-2.7%	191.78	199.55	-3.9%
Occupancy (%)	68.5%	67.3%	1.2	68.9%	67.8%	1.1
AMERICAS
REVPAR ($)	124.31	120.61	3.1%	165.25	160.36	3.0%
ADR ($)	178.26	175.77	1.4%	228.36	225.35	1.3%
Occupancy (%)	69.7%	68.6%	1.1	72.4%	71.2%	1.2
North America
REVPAR ($)	127.21	123.09	3.3%	170.61	165.58	3.0%
ADR ($)	179.78	176.68	1.8%	231.81	228.94	1.3%
Occupancy (%)	70.8%	69.7%	1.1	73.6%	72.3%	1.3
Latin America
REVPAR ($)	96.27	96.77	-0.5%	122.90	119.14	3.2%
ADR ($)	160.91	165.33	-2.7%	196.30	192.28	2.1%
Occupancy (%)	59.8%	58.5%	1.3	62.6%	62.0%	0.6
ASIA PACIFIC
REVPAR ($)	97.26	102.48	-5.1%	96.71	102.43	-5.6%
ADR ($)	144.64	156.23	-7.4%	144.97	157.59	-8.0%
Occupancy (%)	67.2%	65.6%	1.6	66.7%	65.0%	1.7
Greater China
REVPAR ($)	87.89	92.83	-5.3%	86.89	91.56	-5.1%
ADR ($)	137.65	150.87	-8.8%	136.48	149.24	-8.5%
Occupancy (%)	63.8%	61.5%	2.3	63.7%	61.3%	2.4
Rest of Asia Pacific
REVPAR ($)	112.01	117.64	-4.8%	119.69	127.86	-6.4%
ADR ($)	154.31	163.42	-5.6%	162.09	173.87	-6.8%
Occupancy (%)	72.6%	72.0%	0.6	73.8%	73.5%	0.3
EAME
REVPAR ($)	125.15	136.86	-8.6%	133.38	146.04	-8.7%
ADR ($)	189.19	208.00	-9.0%	200.72	218.94	-8.3%
Occupancy (%)	66.2%	65.8%	0.4	66.5%	66.7%	-0.2
Europe
REVPAR ($)	119.59	132.79	-9.9%	131.78	146.64	-10.1%
ADR ($)	179.50	199.28	-9.9%	195.06	214.23	-8.9%
Occupancy (%)	66.6%	66.6%	0.0	67.6%	68.4%	-0.8
Africa & Middle East
REVPAR ($)	134.54	143.77	-6.4%	135.41	145.27	-6.8%
ADR ($)	205.87	223.32	-7.8%	208.15	225.33	-7.6%
Occupancy (%)	65.4%	64.4%	1.0	65.1%	64.5%	0.6

(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Three Months Ended December 31,

UNAUDITED

	Worldwide				North America			International
	2015		2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS	30 Hotels				11 Hotels			19 Hotels
REVPAR ($)	174.72		173.30	0.8%	187.48	182.54	2.7%	158.73	161.71	-1.8%
ADR ($)	235.56		235.27	0.1%	250.98	246.86	1.7%	215.92	220.61	-2.1%
Occupancy (%)	74.2%		73.7%	0.5	74.7%	73.9%	0.8	73.5%	73.3%	0.2

Total Revenue*	288,236	0	285,470	1.0%	170,073	165,122	3.0%	118,163	120,347	-1.8%
Total Expenses*	225,434		228,084	1.2%	134,744	132,626	-1.6%	90,690	95,458	5.0%

*Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended December 31,

UNAUDITED ($ millions)

	Worldwide
	2015	2014	Variance	% Variance
Management Fees
Base Fees	93	96	(3)	(3.1)%
Incentive Fees	69	71	(2)	(2.8)%
Total Management Fees	162	167	(5)	(3.0)%

Franchise Fees	63	58	5	8.6%

Total Management and Franchise Fees (Core Fees)	225	225	-	-

Other Management and Franchise Revenues (1)	55	63	(8)	(12.7)%

Total Management and Franchise Revenues	280	288	(8)	(2.8)%

Other	8	6	2	33.3%

Management Fees, Franchise Fees and Other Income	288	294	(6)	(2.0)%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $24 million in 2015 and $21 million in 2014 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Three Months Ended December 31,

UNAUDITED ($ millions)

	2015	2014	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	101	80	21	26.3%
Other Sales and Services Revenues (2)	86	81	5	6.2%
Deferred Revenues — Percentage of Completion	(22)	12	(34)	n/m
Deferred Revenues — Other (3)	(9)	(6)	(3)	(50.0)%
Vacation Ownership Sales and Services Revenues	156	167	(11)	(6.6)%
Residential Sales and Services Revenues	1	3	(2)	(66.7)%
Total Vacation Ownership and Residential Sales and Services Revenues	157	170	(13)	(7.6)%

Originated Sales Expenses (4) — Vacation Ownership Sales	72	53	(19)	(35.8)%
Other Expenses (5)	63	62	(1)	(1.6)%
Deferred Expenses — Percentage of Completion	(12)	7	19	n/m
Deferred Expenses — Other	1	1	—	—
Vacation Ownership Expenses	124	123	(1)	(0.8)%
Residential Expenses	—	—	—	—
Total Vacation Ownership and Residential Expenses	124	123	(1)	(0.8)%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project.  Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only.  Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Total Earnings by Geographic Area – Owned

For the Twelve Months Ended December 31, 2015

UNAUDITED

Worldwide Markets	% of 2015 Total Earnings (1)
United States	37%
Americas (Latin America & Canada) (2)	35%
Europe	23%
Asia Pacific	5%
Total Worldwide	100%

(1) Represents earnings for owned, leased, and consolidated joint venture hotels before depreciation expense.

(2) Includes U.S. territories.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Total Core Fees by Geographic Area

For the Twelve Months Ended December 31, 2015

UNAUDITED

Geographical Area	Management Fees	Franchise Fees	Total Core Fees
United States	36%	75%	48%
Americas (Latin America & Canada) (1)	6%	12%	8%
China	19%	2%	14%
Rest of Asia	14%	5%	11%
Europe	12%	6%	10%
Africa & Middle East	13%	—	9%
Total Worldwide	100%	100%	100%

(1) Includes U.S. territories.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Twelve Months Ended December 31,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2015	2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS
REVPAR ($)	121.57	122.02	-0.4%	133.59	128.29	4.1%	109.22	115.59	-5.5%
ADR ($)	172.11	176.56	-2.5%	177.99	173.80	2.4%	165.26	179.82	-8.1%
Occupancy (%)	70.6%	69.1%	1.5	75.1%	73.8%	1.3	66.1%	64.3%	1.8

SHERATON
REVPAR ($)	101.02	102.50	-1.4%	112.56	108.01	4.2%	89.94	97.22	-7.5%
ADR ($)	147.06	151.89	-3.2%	154.51	150.64	2.6%	139.00	153.25	-9.3%
Occupancy (%)	68.7%	67.5%	1.2	72.8%	71.7%	1.1	64.7%	63.4%	1.3

WESTIN
REVPAR ($)	138.44	136.31	1.6%	143.35	137.38	4.3%	129.13	134.30	-3.8%
ADR ($)	185.33	186.31	-0.5%	187.48	182.77	2.6%	180.95	193.55	-6.5%
Occupancy (%)	74.7%	73.2%	1.5	76.5%	75.2%	1.3	71.4%	69.4%	2.0

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	212.81	214.31	-0.7%	307.21	293.64	4.6%	181.86	188.31	-3.4%
ADR ($)	317.58	329.13	-3.5%	415.81	400.67	3.8%	280.83	301.61	-6.9%
Occupancy (%)	67.0%	65.1%	1.9	73.9%	73.3%	0.6	64.8%	62.4%	2.4

LE MERIDIEN
REVPAR ($)	125.25	131.93	-5.1%	207.78	202.24	2.7%	111.58	120.28	-7.2%
ADR ($)	184.37	196.57	-6.2%	255.41	250.22	2.1%	169.80	185.50	-8.5%
Occupancy (%)	67.9%	67.1%	0.8	81.4%	80.8%	0.6	65.7%	64.8%	0.9

W
REVPAR ($)	238.35	238.80	-0.2%	245.86	238.99	2.9%	226.32	238.49	-5.1%
ADR ($)	301.85	306.82	-1.6%	299.59	295.46	1.4%	305.86	326.99	-6.5%
Occupancy (%)	79.0%	77.8%	1.2	82.1%	80.9%	1.2	74.0%	72.9%	1.1

FOUR POINTS
REVPAR ($)	76.87	76.93	-0.1%	86.22	84.80	1.7%	65.49	67.39	-2.8%
ADR ($)	110.78	114.50	-3.2%	116.73	117.23	-0.4%	102.43	110.58	-7.4%
Occupancy (%)	69.4%	67.2%	2.2	73.9%	72.3%	1.6	63.9%	60.9%	3.0

ALOFT
REVPAR ($)	83.05	76.79	8.2%	103.90	95.79	8.5%	49.16	45.84	7.2%
ADR ($)	115.65	113.14	2.2%	134.95	127.03	6.2%	77.54	82.43	-5.9%
Occupancy (%)	71.8%	67.9%	3.9	77.0%	75.4%	1.6	63.4%	55.6%	7.8

(1)	Includes same-store Owned, managed and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Twelve Months Ended December 31,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	121.57	122.02	-0.4%	135.59	137.63	-1.5%
ADR ($)	172.11	176.56	-2.5%	193.34	200.57	-3.6%
Occupancy (%)	70.6%	69.1%	1.5	70.1%	68.6%	1.5

AMERICAS
REVPAR ($)	129.82	125.17	3.7%	168.32	162.72	3.4%
ADR ($)	176.26	173.06	1.8%	223.78	219.61	1.9%
Occupancy (%)	73.7%	72.3%	1.4	75.2%	74.1%	1.1

North America
REVPAR ($)	133.59	128.29	4.1%	175.20	168.90	3.7%
ADR ($)	177.99	173.80	2.4%	227.78	222.86	2.2%
Occupancy (%)	75.1%	73.8%	1.3	76.9%	75.8%	1.1

Latin America
REVPAR ($)	94.09	95.59	-1.6%	112.97	113.08	-0.1%
ADR ($)	155.80	164.15	-5.1%	183.60	186.82	-1.7%
Occupancy (%)	60.4%	58.2%	2.2	61.5%	60.5%	1.0

ASIA PACIFIC
REVPAR ($)	96.82	99.86	-3.0%	97.83	100.57	-2.7%
ADR ($)	146.38	155.92	-6.1%	148.08	157.57	-6.0%
Occupancy (%)	66.1%	64.0%	2.1	66.1%	63.8%	2.3

Greater China
REVPAR ($)	87.72	90.93	-3.5%	87.10	90.07	-3.3%
ADR ($)	139.83	149.43	-6.4%	138.53	147.88	-6.3%
Occupancy (%)	62.7%	60.9%	1.8	62.9%	60.9%	2.0

Rest of Asia Pacific
REVPAR ($)	110.73	113.52	-2.5%	122.81	125.03	-1.8%
ADR ($)	155.18	164.69	-5.8%	167.11	177.04	-5.6%
Occupancy (%)	71.4%	68.9%	2.5	73.5%	70.6%	2.9

EAME
REVPAR ($)	133.14	146.17	-8.9%	141.04	154.53	-8.7%
ADR ($)	196.44	219.75	-10.6%	206.91	230.17	-10.1%
Occupancy (%)	67.8%	66.5%	1.3	68.2%	67.1%	1.1

Europe
REVPAR ($)	137.61	154.34	-10.8%	151.85	170.29	-10.8%
ADR ($)	195.99	225.80	-13.2%	211.48	243.23	-13.1%
Occupancy (%)	70.2%	68.4%	1.8	71.8%	70.0%	1.8

Africa & Middle East
REVPAR ($)	124.54	130.48	-4.6%	125.37	131.69	-4.8%
ADR ($)	197.40	207.15	-4.7%	199.35	209.12	-4.7%
Occupancy (%)	63.1%	63.0%	0.1	62.9%	63.0%	-0.1

(1)	Includes same-store Owned, managed, and franchised hotels
(2)	Includes same-store Owned and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store

For the Twelve Months Ended December 31,

UNAUDITED

	Worldwide				North America			International
	2015		2014	Var. USD	2015	2014	Var. USD	2015	2014	Var. USD
TOTAL HOTELS	28 Hotels				10 Hotels			18 Hotels
REVPAR ($)	184.26		182.82	0.8%	206.32	195.58	5.5%	162.00	169.94	-4.7%
ADR ($)	242.90		250.05	-2.9%	260.71	258.48	0.9%	223.30	240.92	-7.3%
Occupancy (%)	75.9%		73.1%	2.8	79.1%	75.7%	3.4	72.5%	70.5%	2.0

Total Revenue*	1,007,479	0	998,245	0.9%	560,250	529,014	5.9%	447,229	469,230	-4.7%
Total Expenses*	808,909		813,044	0.5%	460,720	444,536	-3.6%	348,189	368,508	5.5%

*Revenues and Expenses above are represented in '000s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Twelve Months Ended December 31,

UNAUDITED ($ millions)

	Worldwide
	2015	2014	Variance	% Variance
Management Fees
Base Fees	366	377	(11)	(2.9)%
Incentive Fees	210	214	(4)	(1.9)%
Total Management Fees	576	591	(15)	(2.5)%

Franchise Fees	256	236	20	8.5%

Total Management and Franchise Fees (Core Fees)	832	827	5	0.6%

Other Management and Franchise Revenues (1)	196	206	(10)	(4.9)%

Total Management and Franchise Revenues	1,028	1,033	(5)	(0.5)%

Other	19	24	(5)	(20.8)%

Management Fees, Franchise Fees and Other Income	1,047	1,057	(10)	(0.9)%

(1)

Other Management and Franchise Revenues includes the amortization of the deferred gains of approximately $91 million in 2015 and $86 million in 2014 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership and Residential Revenues and Expenses

For the Twelve Months Ended December 31,

UNAUDITED ($ millions)

	2015	2014	$ Variance	% Variance
Originated Sales Revenues (1) – Vacation Ownership Sales	351	323	28	8.7%
Other Sales and Services Revenues (2)	366	334	32	9.6%
Deferred Revenues – Percentage of Completion	(20)	(1)	(19)	n/m
Deferred Revenues – Other (3)	(17)	(13)	(4)	(30.8)%
Vacation Ownership Sales and Services Revenues	680	643	37	5.8%
Residential Sales and Services Revenues (4)	7	31	(24)	(77.4)%
Total Vacation Ownership and Residential Sales and Services Revenues	687	674	13	1.9%

Originated Sales Expenses (5) – Vacation Ownership Sales	253	226	(27)	(11.9)%
Other Expenses (6)	264	253	(11)	(4.3)%
Deferred Expenses – Percentage of Completion	(10)	—	(10)	n/m
Deferred Expenses – Other	7	8	1	12.5%
Vacation Ownership Expenses	514	487	(27)	(5.5)%
Residential Expenses (4)	—	10	10	100.0%
Total Vacation Ownership and Residential Expenses	514	497	(17)	(3.4)%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2015 and 2014, includes $0 and $20 million of revenues and $0 and $9 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales and marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project.  Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only.  Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results and Other Selected Items

As of December 31, 2015

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2015 and 2014:

Hotel	Location
Sheraton Centre Toronto Hotel	Toronto, Canada
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico
The Westin Excelsior, Florence	Florence, Italy
The Westin Resort & Spa, Los Cabos	Los Cabos, Mexico

Owned Hotels sold or closed in 2015 and 2014:

Hotel	Location
Aloft Philadelphia Airport	Philadelphia, PA
Aloft Tucson University	Tucson, AZ
Element Denver Park Meadows	Denver, CO
Four Points by Sheraton Philadelphia Airport	Philadelphia, PA
Sheraton Ambassador Hotel	Monterrey, Mexico
Sheraton on the Park	Sydney, Australia
Sheraton Santa Maria de El Paular	Madrid, Spain
Sheraton Suites Philadelphia Airport	Philadelphia, PA
The Gritti Palace, a Luxury Collection Hotel, Venice	Venice, Italy
The Park Lane Hotel	London, England
The Phoenician, a Luxury Collection Resort, Scottsdale	Scottsdale, AZ
The St. Regis Bal Harbour Resort	Miami Beach, FL
The St. Regis Rome	Rome, Italy
The Westin Dublin Hotel	Dublin, Ireland
The Westin Excelsior Rome	Rome, Italy

Revenues and expenses associated with hotels sold or closed in 2015 and 2014: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2014:
2014
Revenues	$50	$44	$37	$20	$151
Expenses (excluding depreciation)	$38	$31	$27	$12	$108

Hotels Sold in 2015:
2015
Revenues	$55	$45	8	—	$108
Expenses (excluding depreciation)	$36	$28	6	—	$70

2014
Revenues	$54	$54	$35	$43	$186
Expenses (excluding depreciation)	$36	$35	$30	$32	$133

(1)

Results consist of nine hotels sold or closed in 2014, two leased hotels converted to managed or franchised hotels in 2014, and four hotels sold in 2015.  These amounts are included in the revenues and expenses from owned, leased, and consolidated joint venture hotels in the statements of income for 2015 and 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Twelve Months Ended December 31, 2015

UNAUDITED ($ millions)

	Q4	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	25	66
Corporate/IT	31	99
Subtotal	56	165

Net capital expenditures for Vacation Ownership inventory (2)	34	68

Development Capital	60	170

Total Capital Expenditures	150	403

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)

Represents gross inventory capital expenditures of $48 million and $134 million in the three and twelve months ended December 31, 2015, less cost of sales of $14 million and $66 million in the three and twelve months ended December 31, 2015.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Divisional Hotel Inventory Summary by Ownership by Brand

As of December 31, 2015

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	9	5,790	5	3,326	4	2,464	1	297	—	—	1	297	2	358	2	358	—	—	12	6,445
Westin	5	2,734	2	1,832	3	902	1	246	—	—	1	246	1	171	1	171	—	—	7	3,151
Four Points	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	1	180	—	—	1	180	—	—	—	—	—	—	4	495	4	495	—	—	5	675
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	1	99	1	99	—	—	4	757
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tribute Portfolio	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135
Total Owned	19	9,846	11	6,300	8	3,546	3	703	—	—	3	703	10	1,788	10	1,788	—	—	32	12,337

Managed & UJV
Sheraton	46	26,645	28	22,716	18	3,929	103	38,904	70	30,012	33	8,892	71	20,768	42	11,990	29	8,778	220	86,317
Westin	53	26,840	50	25,954	3	886	39	12,863	21	7,250	18	5,613	16	5,272	10	3,767	6	1,505	108	44,975
Four Points	5	658	1	120	4	538	35	9,663	23	6,799	12	2,864	13	2,574	4	509	9	2,065	53	12,895
W	27	8,052	23	7,295	4	757	10	2,740	4	1,464	6	1,276	6	1,057	5	615	1	442	43	11,849
Luxury Collection	12	2,584	5	2,294	7	290	13	2,636	7	1,464	6	1,172	27	4,922	21	3,186	6	1,736	52	10,142
St. Regis	12	2,314	9	1,866	3	448	11	3,044	7	2,059	4	985	9	2,018	4	617	5	1,401	32	7,376
Le Meridien	5	879	4	719	1	160	33	8,503	9	3,130	24	5,373	40	11,963	13	4,470	27	7,493	78	21,345
Aloft	—	—	—	—	—	—	13	3,146	10	2,176	3	970	6	1,292	5	884	1	408	19	4,438
Element	—	—	—	—	—	—	1	188	1	188	—	—	—	—	—	—	—	—	1	188
Tribute Portfolio	—	—	—	—	—	—	2	372	—	—	2	372	—	—	—	—	—	—	2	372
Other	—	—	—	—	—	—	—	—	—	—	—	—	-	-	—	—	-	-	-	-
Total Managed & UJV	160	67,972	120	60,964	40	7,008	260	82,059	152	54,542	108	27,517	188	49,866	104	26,038	84	23,828	608	199,897

Franchised
Sheraton	178	51,895	162	48,004	16	3,891	12	5,830	3	1,836	9	3,994	24	5,945	21	5,367	3	578	214	63,670
Westin	79	25,637	72	23,352	7	2,285	8	2,531	1	288	7	2,243	7	1,994	7	1,994	—	—	94	30,162
Four Points	136	20,429	121	18,332	15	2,097	11	1,805	2	457	9	1,348	10	1,635	10	1,635	—	—	157	23,869
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	14	2,495	10	2,009	4	486	12	3,212	—	—	12	3,212	16	2,418	16	2,418	—	—	42	8,125
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	17	3,864	16	3,753	1	111	5	1,209	1	160	4	1,049	3	575	3	575	—	—	25	5,648
Aloft	78	11,802	73	10,888	5	914	6	1,001	—	—	6	1,001	1	116	1	116	—	—	85	12,919
Element	18	2,706	18	2,706	—	—	—	—	—	—	—	—	1	133	1	133	—	—	19	2,839
Tribute Portfolio	3	2,414	3	2,414	—	—	—	—	—	—	—	—	1	91	1	91	—	—	4	2,505
Other	2	358	2	358	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	358
Total Franchised	525	121,600	477	111,816	48	9,784	54	15,588	7	2,741	47	12,847	63	12,907	60	12,329	3	578	642	150,095

Systemwide
Sheraton	233	84,330	195	74,046	38	10,284	116	45,031	73	31,848	43	13,183	97	27,071	65	17,715	32	9,356	446	156,432
Westin	137	55,211	124	51,138	13	4,073	48	15,640	22	7,538	26	8,102	24	7,437	18	5,932	6	1,505	209	78,288
Four Points	141	21,087	122	18,452	19	2,635	46	11,468	25	7,256	21	4,212	23	4,209	14	2,144	9	2,065	210	36,764
W	28	8,561	24	7,804	4	757	10	2,740	4	1,464	6	1,276	8	1,722	7	1,280	1	442	46	13,023
Luxury Collection	27	5,259	15	4,303	12	956	25	5,848	7	1,464	18	4,384	47	7,835	41	6,099	6	1,736	99	18,942
St. Regis	14	2,812	11	2,364	3	448	12	3,204	7	2,059	5	1,145	10	2,117	5	716	5	1,401	36	8,133
Le Meridien	22	4,743	20	4,472	2	271	38	9,712	10	3,290	28	6,422	43	12,538	16	5,045	27	7,493	103	26,993
Aloft	78	11,802	73	10,888	5	914	19	4,147	10	2,176	9	1,971	7	1,408	6	1,000	1	408	104	17,357
Element	18	2,706	18	2,706	—	—	1	188	1	188	—	—	1	133	1	133	—	—	20	3,027
Tribute Portfolio	3	2,414	3	2,414	—	—	2	372	—	—	2	372	1	91	1	91	—	—	6	2,877
Other	3	493	3	493	—	—	—	—	—	—	—	—	-	-	—	—	-	-	3	493
Vacation Ownership	15	7,638	14	7,058	1	580	—	—	—	—	—	—	—	—	—	—	—	—	15	7,638
Total Systemwide	719	207,056	622	186,138	97	20,918	317	98,350	159	57,283	158	41,067	261	64,561	174	40,155	87	24,406	1,297	369,967

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of December 31, 2015

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	7	3,135	—	901	4,036
Westin	10	9	10	1,698	438	21	2,157
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	—	99
Total SVO, Inc.	22	21	18	4,994	438	922	6,354
Unconsolidated Joint Ventures (UJV's)	1	1	1	198	—	—	198
Total including UJV's	23	22	19	5,192	438	922	6,552
Total Intervals Including UJV's (7)				269,984	22,776	47,944	340,704

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces.
(6)

Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare.  There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future).  Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company.  The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.